Exhibit 4.1
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWAREZ*’transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.Dated:&SECRETARYCHIEF EXECU TIVE OFFICERFULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OFFINISAR CORPORATION^?™& M^%%1~-seal: ^iSOS. 8, ; . f*!%* 1999 *£ ^*""«*-a^ SfMw^V^; *««»«*»«**© SECURITY-COLUMalAN UNITED STATES BANKNOTE CORPORATIONIM^eci«^ot*§ EPTEMBER ‘ CORPORATIB 00267 a. dcioc UJ W OC W LL H O 2 UJ 0.o fe l O OC 0. IB 1 1-490-7660 | ‘=iuj CO O) Jaw §Z UJ CO DC UJ C DC Z CO O 1— UJ COZ 1- p i o o 5 a J m £§ O 8 i i i I c 1 S 5Q y

FINISAR CORPORATION
     The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, insofar as the same shall have been fixed, and of the authority of the Board of Directors to designate any preferences, rights and limitations of any wholly unissued series. Any such request should be directed to the Secretary of the Corporation at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors
Act

(State)

UNIF TRF MIN ACT —		Custodian (until age	)

(Cust)

under Uniform Transfers

(Minor)
to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                                                 hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Finisar Corporation and American Stock Transfer & Trust Company, as Rights Agent, dated as of September 25, 2002, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Finisar Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Finisar Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to, beneficially owned by or transferred to any person who is or becomes an Acquiring Person (as defined in the Rights Agreement) or an Associate or Affiliate (as defined in the Rights Agreement) thereof and certain transferees thereof will be null and void and will no longer be transferable.